Exhibit 99.1
For immediate release
Beyond Meat® Reports First Quarter 2020 Financial Results
First Quarter 2020 Net Revenues Increased 141% Year-Over-Year to $97.1 Million
Gross Profit Improved to $37.7 Million or 38.8% Gross Margin
Net income of $1.8 Million or $0.03 per Common Diluted Share

EL SEGUNDO, Calif.—May 5, 2020 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its first quarter ended March 28, 2020.
First Quarter 2020 Financial Highlights Compared to Prior Year Period

•	Net revenues were $97.1 million, an increase of 141%, compared to net revenues of $40.2 million in the year-ago period;

•	Gross profit was $37.7 million, or 38.8% of net revenues, compared to gross profit of $10.8 million, or 26.8% of net revenues, in the year-ago period;

•	Net income was $1.8 million, or $0.03 per common diluted share, compared to net loss of $6.6 million, or $0.95 per common share, in the year-ago period; and

•	Adjusted EBITDA, which is a non-GAAP financial measure, was $12.7 million compared to an Adjusted EBITDA loss of $2.1 million in the year-ago period.
See “Non-GAAP Financial Measures” below for how Beyond Meat defines Adjusted EBITDA and the financial table that accompanies this release for a reconciliation of this measure to the closest comparable GAAP measure.
“I am proud of our first quarter financial results which exceeded our expectations despite an increasingly challenging operating environment due to the COVID-19 health crisis," said Ethan

Brown, Beyond Meat's President and Chief Executive Officer. "The health and safety of our employees and their families is our top priority and we have implemented a series of measures to minimize risks while supporting business continuity. Among other things, these include the creation of an internal task force to actively monitor new developments and maintain a constant dialog with health officials; implementation of various physical distancing and preventative hygienic protocols within our facilities; and increased frequency of our inventory reviews to ensure sufficient floor stocks of key inputs to mitigate against business disruption. During this unprecedented time, we remain steadfast in our resolve to continue to provide great-tasting plant-based meats to consumers, to solidify our support to our retail and foodservice customers, and to continue to lead the global plant-based meat movement.”
First Quarter 2020
Net revenues increased 141% to $97.1 million in the first quarter of 2020, compared to $40.2 million in the first quarter of 2019. Growth in net revenues in the first quarter of 2020 was primarily due to an increase in volume sold, partially offset by lower net price per pound. Growth in volume sold was driven mainly by expansion in the number of distribution points both domestically and abroad, higher sales velocities at existing retail customers, and contribution from new products introduced subsequent to the first quarter of 2019. During the quarter, specifically in the latter half of March, the Company experienced a reduction in sales to foodservice customers as a result of the ongoing COVID-19 health crisis.
Net revenues by channel (unaudited):

	Three Months Ended		Change
(in thousands)	March 28, 2020	March 30, 2019	Amount	%
U.S.:
Retail	$49,923	$19,461	$30,462	157%
Foodservice	22,631	8,834	13,797	156%
U.S. net revenues	72,554	28,295	44,259	156%
International:
Retail	5,952	118	5,834	4,944%
Foodservice	18,568	11,793	6,775	57%
International net revenues	24,520	11,911	12,609	106%
Net revenues	$97,074	$40,206	$56,868	141%
Effective January 1, 2020, the Company began presenting net revenues by geography and distribution channel. Prior period amounts have been recast to conform to the current period presentation. Please see the “Presentation of Net Revenues by Channel” at the end of this release for additional information and a recast of the Company’s 2019 quarterly net revenues by channel.
Gross profit was $37.7 million, or 38.8% of net revenues, in the first quarter of 2020, compared to $10.8 million, or 26.8% of net revenues, in the year-ago period. The increase in gross profit and gross margin was primarily due to an increase in the volume of products sold, production efficiency improvements, direct materials and packaging input cost savings, and direct labor efficiencies in the first quarter of 2020 compared to the year-ago period.
Income from operations in the first quarter of 2020 was $1.8 million compared to loss from operations of $5.3 million in the first quarter of the prior year. The improvement in income from operations in the first quarter of 2020 was driven by the year-over-year increase in gross profit, partially offset by higher operating expenses primarily to support increased personnel levels and higher administrative costs associated with being a public company, higher share-based compensation expense, increases in the Company’s marketing initiatives, higher restructuring expenses, and continued investment in innovation.
Net income was $1.8 million in the first quarter of 2020 compared to net loss of $6.6 million in the year-ago period. Improvement in net income was primarily the result of the increase in net revenues and gross profit, as well as operating expense leverage, compared to the first quarter of 2019.
Adjusted EBITDA was $12.7 million, or 13.1% of net revenues, in the first quarter of 2020 compared to an Adjusted EBITDA loss of $2.1 million, or (5.3)% of net revenues, in the first quarter of 2019. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income (loss), the closest comparable GAAP measure, at the end of this release.
Chief Financial Officer and Treasurer, Mark Nelson commented, “We are pleased with the Company’s first quarter results even as we began to navigate headwinds stemming from the COVID-19 pandemic late in the quarter. We maintained our solid top-line momentum while driving our best-ever performance in production unit cost per pound. Despite near-term challenges ahead stemming from the ongoing global health crisis, our improving operating results and continued strength of our balance sheet give us added confidence about the Company’s long-term financial position.”

Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $246.4 million as of March 28, 2020 and total outstanding debt was $30.6 million. Net cash used in operating activities was $17.2 million for the quarter ended March 28, 2020, compared to $13.3 million for the prior year period. Capital expenditures totaled $12.4 million for the quarter ended March 28, 2020 compared to $3.8 million for the prior year period. The increase in capital expenditures was primarily driven by growth, as the Company continued to invest in capital production equipment related to capacity expansion initiatives.
On April 22, 2020, the Company announced that it has entered into a new $150 million five-year revolving credit facility, replacing its previous secured credit arrangements. The new credit facility, which includes an accordion feature for up to an additional $200 million, increases the Company’s borrowing capacity, lowers its cost of capital, and enables greater strategic flexibility for future global growth initiatives.
2020 Outlook
The Company continues to expect to benefit from food-at-home consumer demand in its retail channel, however, given the ongoing uncertainty related to the COVID-19 pandemic, including the magnitude and duration of the impact to the foodservice channel, in particular, the Company is suspending its 2020 outlook previously provided on February 27, 2020 until further notice.
Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results with additional comments and details today at 4:30 p.m. Eastern, 1:30 p.m. Pacific. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com. Investors interested in participating in the live call can dial 866-221-1171 from the U.S. or 270-215-9602 from international locations. A telephone replay will be available approximately two hours after the call concludes through Wednesday, May 20, 2020, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 5337749.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats. Founded in 2009, Beyond Meat has a mission of building meat directly from plants, an innovation that enables consumers to experience the taste, texture and other sensory attributes of popular animal-based meat products while enjoying the nutritional and environmental benefits of eating its plant-based meat products. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that by eating its portfolio of plant-based meats, consumers can enjoy more, not less, of their favorite meals, and by doing so, help address concerns related to human health, climate change, resource conservation and animal welfare. Beyond Meat’s portfolio of plant-based proteins are sold at approximately 94,000 retail and foodservice outlets in 75 countries worldwide as of March 28, 2020. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the magnitude and duration of the pandemic and, in particular, the impact to the foodservice channel, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreak, such as the recent COVID-19 outbreak, including on our ability to expand in new geographic markets or the timing of such expansion efforts; estimates of our expenses, future revenues, capital requirements and our needs for additional financing; our ability to effectively manage our growth; our estimates of the size of market opportunities; our ability to effectively expand our manufacturing and production capacity; our ability to accurately forecast demand for our products and manage our inventory; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations; the effects of increased competition from our market competitors and new market entrants; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high quality, raw materials to manufacture our products; the availability of pea protein that meets our standards; our ability to diversify the protein sources used for our products; the volatility associated with ingredient and packaging costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; changes in the tastes and preferences of our consumers; our ability to accurately predict taste preferences and purchasing habits of consumers in new geographic markets; our ability to accurately predict consumer trends and demand and successfully introduce and commercialize new products and improve existing products; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation; the attraction and retention of qualified employees and key personnel; the effects of natural or man-made catastrophic events particularly involving our or any of our co‑manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and plant‑based industry category; the effectiveness of our internal controls; changes in laws and government regulation affecting our business, including Food and Drug Administration governmental regulation and state regulation; changes in laws, regulations or policies of governmental agencies or regulators relating to the labeling of our products; the impact of adverse economic conditions; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers; and their future decisions regarding their relationships with us; the ability of our suppliers and co‑manufacturers to comply with food safety, environmental or other laws and regulations; seasonality; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; outcomes of legal or administrative proceedings; foreign exchange fluctuations; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2020 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Availability of Information on Beyond Meat’s Website and Social Media Channels

Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter).  The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of our webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow our social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Katie Turner
646-277-1228
Katie.turner@icrinc.com

BEYOND MEAT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Net revenues	$97,074	$40,206
Cost of goods sold	59,383	29,435
Gross profit	37,691	10,771
Research and development expenses	6,194	4,498
Selling, general and administrative expenses	27,315	11,177
Restructuring expenses	2,373	394
Total operating expenses	35,882	16,069
Income (loss) from operations	1,809	(5,298)
Other income (expense), net:
Interest expense	(705)	(733)
Remeasurement of warrant liability	—	(759)
Other, net	710	141
Total other income (expense), net	5	(1,351)
Income (loss) before taxes	1,814	(6,649)
Income tax benefit	(1)	—
Net income (loss)	$1,815	$(6,649)
Net income (loss) per share available to common stockholders—basic	$0.03	$(0.95)
Weighted average common shares outstanding—basic	61,679,929	6,974,301
Net income (loss) per share available to common stockholders—diluted	$0.03	$(0.95)
Weighted average common shares outstanding—diluted	65,927,988	6,974,301

BEYOND MEAT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data) (unaudited)

	March 28, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$246,410	$275,988
Accounts receivable	36,333	40,080
Inventory	120,702	81,596
Prepaid expenses and other current assets	12,498	5,930
Total current assets	415,943	403,594
Property, plant, and equipment, net	61,758	47,474
Operating lease right-of-use assets	12,431	—
Other non-current assets, net	1,501	855
Total assets	$491,633	$451,923
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$48,219	$26,923
Wages payable	1,949	1,768
Accrued bonus	723	4,129
Current portion of operating lease liabilities	1,628	—
Accrued expenses and other current liabilities	5,297	3,805
Short-term borrowings under revolving credit line and bank term loan	14,094	11,000
Current portion of finance lease liabilities	73	72
Total current liabilities	$71,983	$47,697
Long-term liabilities:
Operating lease liabilities, net of current portion	$10,935	$—
Long-term portion of bank term loan, net	12,185	14,637
Equipment loan, net	4,347	4,932
Finance lease obligations and other long-term liabilities	202	567
Total long-term liabilities	$27,669	$20,136
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 61,857,377 and 61,576,494 shares issued and outstanding at March 28, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	532,275	526,199
Accumulated deficit	(140,300)	(142,115)
Total stockholders’ equity	$391,981	$384,090
Total liabilities and stockholders’ equity	$491,633	$451,923

BEYOND MEAT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three Months Ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Net income (loss)	$1,815	$(6,649)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,583	1,905
Non-cash lease expense	445	—
Share-based compensation expense	5,949	855
Amortization of debt issuance costs	57	58
Change in preferred and common stock warrant liabilities	—	759
Net change in operating assets and liabilities:
Accounts receivable	3,746	(3,568)
Inventories	(39,106)	(4,025)
Prepaid expenses and other assets	(6,255)	122
Accounts payable	16,651	(4,349)
Accrued expenses and other current liabilities	(2,608)	1,608
Operating lease liabilities	(479)	—
Long-term liabilities	—	4
Net cash used in operating activities	$(17,202)	$(13,280)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(12,398)	$(3,795)
Proceeds from sale of fixed assets	—	132
Purchases of property, plant and equipment held for sale	(964)	(829)
Payment of security deposits	—	(501)
Net cash used in investing activities	$(13,362)	$(4,993)
Cash flows from financing activities:
Principal payments under finance lease obligations	$(16)	$(9)
Proceeds from exercise of stock options	1,014	366
Payments of minimum withholding taxes on net share settlement of equity awards	(12)	—
Payments of deferred offering costs	—	(946)
Net cash provided by (used in) financing activities	$986	$(589)
Net decrease in cash and cash equivalents	$(29,578)	$(18,862)
Cash and cash equivalents at the beginning of the period	275,988	54,271
Cash and cash equivalents at the end of the period	$246,410	$35,409

BEYOND MEAT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three Months Ended
	March 28, 2020	March 30, 2019
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$682	$715
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$5,907	$589
Offering costs, accrued not yet paid	$—	$69
Non-cash additions to property, plant and equipment held for sale	$156	$—
Operating lease right-of-use assets obtained in exchange for lease liabilities	$981	$—

Non-GAAP Financial Measures

Beyond Meat uses the following non-GAAP financial measures in assessing its operating performance and in its financial communications:

“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, inventory losses from termination of an exclusive supply agreement with a co-manufacturer, costs of termination of an exclusive supply agreement with the same co-manufacturer, expenses primarily associated with the conversion of our convertible notes, and remeasurement of our preferred stock warrant liability and common stock warrant liability, and Other, net, including investment income.

“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.

We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues because they are important measures upon which our management assesses our operating performance. We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues as key performance measures because we believe these measures facilitate operating performance comparison from period‑to-period by excluding potential differences primarily caused by the impact of restructuring, asset depreciation and amortization, non-cash share-based compensation and non-operational charges including the impact to cost of goods sold and selling, general and administrative expenses related to the termination of an exclusive co-manufacturing agreement, early extinguishment of convertible notes and remeasurement of warrant liability, and investment income. Because Adjusted EBITDA and Adjusted EBITDA as a % of net revenues facilitate internal comparisons of our historical operating performance on a more consistent basis, we also use these measures for our business planning purposes. In addition, we believe Adjusted EBITDA and Adjusted EBITDA as a % of net revenues are widely used by investors, securities analysts, ratings agencies and other parties in evaluating companies in our industry as a measure of our operational performance.

There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP measure. Some of these limitations are:

•
Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;

•	Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;

•	Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;

•	Adjusted EBITDA does not reflect share-based compensation expenses and therefore does not include all of our compensation costs;

•	Adjusted EBITDA does not reflect other income (expense), including investment income, that may increase or decrease cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net income (loss), as reported (unaudited):

	Three Months Ended
(in thousands)	March 28, 2020	March 30, 2019
Net income (loss), as reported	$1,815	$(6,649)
Income tax benefit	(1)	—
Interest expense	705	733
Depreciation and amortization expense	2,583	1,905
Restructuring expenses(1)	2,373	394
Share-based compensation expense	5,949	855
Remeasurement of warrant liability	—	759
Other, net	(710)	(141)
Adjusted EBITDA	$12,714	$(2,144)

Net income (loss) as a % of net revenues	1.9%	(16.5)%
Adjusted EBITDA as a % of net revenues	13.1%	(5.3)%
_____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.

Presentation of Net Revenues by Channel
Effective January 1, 2020, the Company began presenting net revenues by geography and distribution channel as follows:

Distribution Channel	Description
U.S. Retail	Net revenues from retail sales to the U.S. market
U.S. Foodservice	Net revenues from restaurant and foodservice sales to the U.S. market
International Retail	Net revenues from retail sales to international markets, including Canada
International Foodservice	Net revenues from restaurant and foodservice sales to international markets, including Canada
Net revenues from sales to the Canadian market, previously included with net revenues from sales to the U.S. market, have been reclassified to International net revenues. Prior period amounts have been recast to conform to the current period presentation. The foregoing change in presentation had no impact on the Company's net revenues, results of operations or cash flows.
Effective January 1, 2020, the Company also eliminated the presentation of net revenues by platform as it is no longer material to an understanding of the Company's financial results. Previously, the Company presented net revenues by platform for its “ready-to-cook” or fresh platform, and “ready-to-heat” or frozen platform. The Company discontinued its frozen chicken strip product in the first quarter of 2019. Gross revenues from sales of products in the Company's frozen platform were 5.5% of gross revenues in the year ended December 31, 2019, as compared to 16.3% of gross revenues in the year ended December 31, 2018.
The following table presents the Company’s 2019 quarterly net revenues by channel (unaudited):

	Three Months Ended
(in thousands)	March 30, 2019	June 29, 2019	September 28, 2019	December 31, 2019
U.S.:
Retail	$19,461	$30,531	$44,170	$35,221
Foodservice	8,834	16,504	18,359	26,675
U.S. net revenues	28,295	47,035	62,529	61,896
International:
Retail	118	3,589	6,295	5,424
Foodservice	11,793	16,627	23,137	31,159
International net revenues	11,911	20,216	29,432	36,583
Net revenues	$40,206	$67,251	$91,961	$98,479